As filed with the Securities and Exchange Commission on ___________

Registration No. 1-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

_________________

Omega Flex, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-1948942
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)
451 Creamery Way Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 524-7272

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	NASDAQ National Market *

Securities to be registered pursuant to Section 12(g) of the Act:

None

*	Application pending

Omega Flex, Inc.

Cross-Reference Sheet Between the Information Statement and Items of Form 10
Information Included in the Information Statement and Incorporated by Reference
into the Registration Statement on Form 10

Item No.	Caption	Location in Information Statement
1.	Business	"Summary"; "Industry Overview"; "Description of Our Business"; and "Management's Discussion and Analysis of Financial Condition and Results of Operations."
2.	Financial Information	"Summary Financial Information"; "Unaudited Pro Forma Financial Statements"; and "Management's Discussion and Analysis of Financial Condition and Results of Operations."
3.	Properties	"Description of Our Business - Property."
4.	Securities Ownership of Certain Beneficial Owners and Management	Security Ownership of Management."
5.	Directors and Officers	"Our Management."
6.	Executive Compensation	"Our Management - Executive Compensation."
7.	Certain Relationships and Related Transactions	"Summary"; "Description of the Distribution - Our Relationship with Mestek after the Distribution"; "Risk Factors - Risks Relating to Ownership of Our Common Stock"; "Our Management"; and "Relationships Between our Company and Mestek, Inc."

8.	Legal Proceedings	"Description of Omega Flex Business - Legal Proceedings"
9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters	"Summary"; "Description of the Distribution"; "Dividend Policy"; "Distribution - Our Relationship with Mestek after the Distribution"; and "Description of Capital Stock"
10.	Recent Sales of Unregistered Securities	"Description of Capital Stock"
11.	Description of Registrant's Securities to be Registered	"Description of Capital Stock"
12.	Indemnification of Directors and Officers	"Indemnification of Directors and Officers"
13.	Financial Statements and Supplementary Data	"Summary Financial Information"; "Unaudited Pro Forma Financial Statements"; and "Management's Discussion and Analysis of Financial Condition and Results of Operations."
14.	Changes In and Disagreements with Accountants on Accounting and Financial Matters	None.
15.	Financial Statements and Exhibits
	(a) Financial Statements and Financial Statement Schedules	The following financial statements are included in the Information Statement and filed as a part of this Registration Statement on Form 10:
(1) Unaudited Pro Forma Financial Statements of Omega Flex, Inc.; and
(2) Financial Statements of Omega Flex, Inc.
(b) Exhibits. The following documents are filed as exhibits hereto:
	Exhibit Number	Exhibit Description
	3.1	Amended and Restated Articles of Incorporation of Omega Flex, Inc.*
	3.2	Amended and Restated Bylaws of Omega Flex, Inc.*
	10.__	Form of Indemnification Agreement between Mestek, Inc. and the Registrant*
	10.__	Form of Indemnification Agreement between the Registrant and various of its directors and officers*
	10.__	Schedule of directors and officers with Indemnification Agreement*
	10.__	Form of Tax Allocation Agreement between Mestek, Inc. and the Registrant*
	10.__	Employment Agreement with Kevin R. Hoben, dated as of April ___, 1996*
	10.__	Employment Agreement with Mark F. Albino, dated as of April ___, 1996*
	10.__	Form of Credit Agreement to be entered into among the Registrant and Bank of America, N.A.*
	14.1	Code of Business Ethics*
	21.1	List of Subsidiaries
	23.1	Consent of Vitale, Caturano & Company, Ltd.*
	99.1	Information Statement
	99.2	Corporate Governance Guidelines*
*	To be filed by amendment

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

OMEGA FLEX, INC. BY: /S/ Kevin R. Hoben —————————————— Kevin R. Hoben President